Exhibit (23)




         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 20, 1996, included in Owens Corning's annual report on Form 10-K for the year ended December 31, 1995, into the Company's previously filed Registration Statements, File Nos. 33-9563, 33-9986, 33-9987, 33-18262, 33-20997, 33-27209, 33-31687, 33-
48707, 33-57886 and 33-60487.







                            ARTHUR ANDERSEN LLP



Toledo, Ohio
February 20, 1996